Exhibit 99.1

Amaze Holdings, Inc.

Letter to Shareholders

March 25th, 2026

Dear Shareholders,

As we move through the first quarter of 2026, I want to take a moment to update you on our progress and how we are thinking about the next phase of Amaze.

In our year-end letter, we spoke about 2025 as a transformative year—one where we stabilized the business, reduced our cost structure, strengthened the balance sheet, and positioned ourselves for growth. That work is now largely behind us.

Our focus has shifted from fixing the foundation to scaling the opportunity.

From Foundation to Flywheel

Amaze has always been built around a simple idea: allow anyone to sell anything, anywhere.

What has become clearer over the past year is that this is not just a product vision—it is a system-level opportunity.

We are now organizing the business around what we call the Creator Commerce Flywheel:

●	More creators drive more products and experiences
●	More activity generates more data and insights
●	Better data improves conversion and monetization
●	Expanded distribution increases reach and demand
●	Which in turn attracts more creators

This flywheel is already active across our platform. Our job now is to accelerate it.

Data Is Becoming a Core Asset

One of the most important realizations coming out of 2025 is the value of the data generated across our ecosystem.

With billions of visits, millions of stores, and constant product creation, we are capturing real-time signals around:

●	What consumers are engaging with
●	What they are buying
●	How trends are forming and evolving

This is not theoretical—it is happening on our platform every day.

We are now actively building ways to turn these signals into actionable tools for creators and brands, enabling better decisions around product launches, pricing, content, and marketing.

Over time, we believe this will open up entirely new monetization layers beyond transactions, extending Amaze into data-driven commerce and audience intelligence.

Expanding Distribution

At the same time, we are focused on where this activity reaches audiences.

Historically, creators have been dependent on closed platforms for distribution. We believe the next phase of the market will be defined by open, connected distribution models that allow commerce to travel wherever audiences already are.

As part of this strategy, we are building distribution partnerships that combine trusted media brands with commerce-native infrastructure.

One example of this approach is our recently announced launch partnership with the LA Times Studios, one of the largest and most influential media platforms in the United States. The LA Times reaches over 100 million monthly unique users across digital properties, supported by a deeply engaged subscriber base and premium content ecosystem.

By integrating commerce directly into this type of scaled, trusted distribution, we are not simply adding audience - we are embedding transactions into high-intent environments where consumers are already discovering content.

This is a fundamentally different model from traditional affiliate commerce.

It is also designed to be repeatable.

We view this as the beginning of a broader strategy to activate similar partnerships across additional verticals and distribution platforms over time.

Introducing Our Updated Investor Framework

To better communicate this evolution, we have released a new investor presentation that outlines how Amaze is positioning itself across:

●	Creator commerce
●	Proprietary data
●	Distribution infrastructure

We believe it is important that investors understand that Amaze is no longer just a set of tools—it is an entirely new operating system, participating in multiple layers of a rapidly growing market. The new investor deck can be reviewed here.

Context on 2025 Performance

As we discussed previously, 2025 was a year of transition.

We made deliberate decisions to:

●	Reduce operating costs
●	Restructure the balance sheet
●	Invest in key platform capabilities
●	Integrate new assets, including The Food Channel

These actions impacted near-term financial performance, but they were necessary to position the business for scale.

In2026, we are doing so with a cleaner structure, improved efficiency, and a clearer strategic direction.

Looking Ahead

Our priorities for 2026 are straightforward:

●	Accelerate the Creator Commerce Flywheel
●	Expand data-driven capabilities across the platform
●	Increase distribution through strategic partnerships
●	Drive operating leverage as we scale

We believe the combination of these initiatives positions Amaze to participate in a much larger opportunity than where we started.

We are particularly encouraged by early indicators from our Food Channel initiatives and related distribution partnerships. While still in the early stages, our initial operating frameworks targeted at generating multi-million dollar gross revenues in year one, scaling to $12 million in year two for individual vertical launches, based on performance-driven models.

These initiatives are designed to be modular and repeatable, providing a pathway to scale revenue through additional vertical launches across Music, Gaming, Health and Lifestyle etc, without requiring linear increases in fixed cost.

The creator economy continues to evolve rapidly, and we are seeing firsthand how commerce, content, and data are beginning to converge.

Our goal is to be at the center of that convergence.

Closing

I remain incredibly proud of what our team has accomplished over the past year.

We have taken a business that was undergoing significant change and built a foundation that we believe can support long-term growth.

Now, the focus is execution.

We appreciate your continued support and look forward to sharing more as we move through 2026.

Thank you,

Aaron Day

Chairman and Chief Executive Officer

Amaze Holdings, Inc.

For investor information, please contact IR@amaze.co

For press inquiries, please contact PR@amaze.co

About Amaze:

Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

Cautionary Note Regarding Forward-Looking Statements

This shareholder letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. . These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based on estimates and assumptions. Forward-looking statements may include, but are not limited to, our expectations monetization opportunities, our 2026 priorities, and our future revenues. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

Some or all of these forward-looking statements may not occur. These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. Factors that affect our ability to achieve these results include unexpected issues arising from implementation of our new venture, our need to raise additional capital, our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers, and our inability to agree upon the terms of a definitive agreement. Other risks include the Risk Factors contained in our Form S-1 filed on February 12, 2026 and our ability to stay the recent court order disclosed in our Form 8-K filed on February 20, 2026.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.